Exhibit 10.1          Asset Purchase Agreement


                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Asset Purchase Agreement ("Agreement") is made on February 11, 2003, by and among Sharp Holding Corporation, a Delaware corporation (the "Buyer"), John Galt Media, Inc., a Delaware corporation (the "Seller"), and individually by certain officers, directors and shareholders of the Seller, who are: Kenneth Park and Tom Bannon (each an officer, director and/or shareholder of the Seller (a "Stockholder" or collectively, the "Stockholders").

                                R E C I T A L S:

     WHEREAS, the Seller is the owner of all of the tangible and intangible assets associated or used in connection with HyperCD (tm) and Encrippling (tm) digital media technology, which is a methodology of digital rights security and manufacturing, including the intellectual property, source code (hard copies and digital copies), patents, patents pending, patents applied for, patent rights, trade secrets, trademarks, service marks, urls (and url content), copyrights, manuals, instructions, training material, marketing material and archive digital copies and hard copies of all of the above, related to Encrippling technology and HyperCD (tm), all of whose descriptions and all of whose Patent and Trademark Office and Copyright Office descriptions and serial numbers are listed on Exhibit "A" attached hereto which is incorporated herein by reference (all of the above, collectively, the "Technology Assets").

     WHEREAS, the Seller desires to sell, assign and transfer the Technology Assets and certain other assets to the Buyer (or the Buyer's assignee) as described below.

     WHEREAS, the Buyer (or the Buyer's assignee) desires to acquire the Technology Assets and certain other assets of Seller, upon and subject to the terms and conditions of this Agreement.

     WHEREAS, the Buyer desires to receive an indemnification from each of the Stockholders.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                    PURCHASE AND SALE OF ASSETS AND PROPERTY

     1.1     Assets of Seller to be Acquired by Buyer (the "Purchased Assets").
             -----------------------------------------------------------------
On the Closing Date (as defined in Article IV hereof), and subject to the terms and conditions set forth in this Agreement, Buyer agrees to purchase, accept and acquire from Seller, and Seller agrees to sell, transfer, assign, convey and deliver to Buyer the following Purchased Assets:

             1.1.1  The  Technology  Assets  as  set  forth  in  Exhibit  "A."

             1.1.2 Any Inventory, fixtures, furniture and equipment used in connection with the Technology Assets.

             1.1.3 Any and all copies of financial, administrative and operational records and books in Seller's possession relating to or compiled in connection with its business and operation of the Technology Assets (the "Records").

             1.1.4 To the extent assignable, all marketing, distribution and sales contracts and other service contracts (which contracts and services the Buyer agrees to perform in accordance with their terms) of the Seller.

     1.2     Intent of the Parties.  Although the Exhibits to this Agreement are
             ---------------------
intended to be complete, in the event such Exhibits fail to contain the description of any asset belonging to Seller which is used in connection with the Technology Assets or are otherwise necessary for the ownership of the Technology Assets, such assets shall nonetheless be deemed transferred to Buyer (or its assignee) at the Closing.

     1.3     Bulk Sales Taxes.  At or prior to the Closing, the Buyer shall pay
             ----------------
all bulk sales taxes related to this Agreement (which responsibility shall survive the closing of title).

     1.4     Allocation of Purchase Price.  The Purchase Price of the Purchased
             ----------------------------
Assets, including the Technology Assets shall be allocated in accordance with a schedule which shall be agreed upon and signed by all of the parties hereto at or prior to the Closing Date.


                                   ARTICLE II
                              EXCLUDED LIABILITIES

     2.1     Except as otherwise provided for in this Agreement Buyer shall have
             --------------------------------------------------
no obligation and shall not assume or agree to pay, perform or discharge, nor shall Buyer be directly or indirectly responsible or obligated for, any debts, obligations, contracts, fines, or penalties or liabilities of Seller, wherever or however incurred, except for liabilities subsequent to the date of Closing which are expressly assumed, and the assumption of refund liabilities and credit card charge backs. All personal property taxes on the Purchased Assets will be paid in full by the Seller for all years prior to the Closing and the taxes for year of Closing will be pro rated to the Closing Date. The Buyer shall not assume or be responsible for any of the liabilities or obligations of Seller or with respect to the business prior to the Closing Date, including any fines or penalties levied against Seller by any third party, and further including, without limitation, the following:

     (i)  Nonenumerated Liabilities. Any liability or obligation of Seller of
          -------------------------
          any kind, known or unknown, contingent or otherwise, not resulting from any covenant, agreement or indemnity of Buyer in this Agreement or the other agreements and instruments to be executed and delivered by Buyer in connection with Agreement;

     (ii) Taxes. Any liability or obligation of Seller for federal, state, or
          -----
          local income, franchise, property, sales or use or recapture taxes, assessments, and penalties, whether arising out of the transactions contemplated by this agreement or otherwise;

    (iii) Violations of Law. Any liability or obligation resulting from
          -----------------
          violations of any applicable laws or regulations by Seller prior to the Closing Date or infringement of third party rights or interests prior to the Closing Date;

     (iv) Employee Liabilities. Any employee liabilities relating to present and
          --------------------
          past employees of the business with respect to plans, programs, policies, commitments, and other benefit entitlements established or existing on or prior to the Closing (whether or not such liabilities are accrued or payable at the Closing, and whether or not such liabilities are contingent in nature);

     (v)  Litigation. Any litigation pending or threatened against Seller, the
          ----------
          business or the Purchased Assets; and

     (vi) Nontransferable Contracts and Agreements. Any liability or obligation
          ----------------------------------------
          associated with any contract, agreement, instrument, license or other right or obligation of Seller which is an asset of the business but which requires the consent of some third party to be assigned and/or transferred and with respect to which such consent of such third party has not been obtained.

     2.2 The above notwithstanding, the Buyer agrees to assume the Seller's liabilities as set forth in Exhibit 2.2 in an amount not to exceed $140,000.00, which represents all the existing liabilities of Seller. ALL of the Seller's
                                                          ---
liabilities are set forth in Exhibit 2.2.

                                   ARTICLE III
                       PURCHASE PRICE PAID TO THE SELLER;
                           PAYMENT TO THE STOCKHOLDERS

     Purchase Price Paid to the Seller.   As consideration for the Purchased
     ---------------------------------
Assets, the Buyer shall deliver to Seller 3,000,000 unregistered shares of Sharp Holding Corporation common stock, par value $.001 (the "Sharp Stock") and a five-year warrant to purchase one million shares of Sharp Holding Corporation common stock, par value $.001 for an exercise price of one cent per share ($.001). The warrant shall contain a cashless exercise privilege.

                                   ARTICLE IV
                                   THE CLOSING

     4.1     Date and Time.  The closing of the transactions contemplated by
             -------------
this Agreement (the "Closing") shall take place at the offices of Axelrod, Smith & Kirshbaum, 5300 Memorial Drive, Suite 700, Houston, Texas 77007 on or before February 28, 2003, or at such other time and on such date as the parties hereto shall mutually agree in writing. For purposes of this Agreement, the date on which the Closing actually occurs is the "Closing Date". In the event (i) the transactions contemplated by this Agreement are not consummated on or before February 28, 2003, 2003 (unless extended in writing) or (ii) the Shareholders meeting referred to in Section 5.2 and Section 8.2 (d) is not held and the Agreement adopted and approved by February 11, 2003, then this Agreement shall terminate and be of no force or effect.

     4.2     Related Transactions.  In addition to the consummation of the
             --------------------
acquisition of the Purchased Assets, the following actions shall take place contemporaneously at the Closing:

     (i) The Buyer shall engage, pursuant to separate Employment Agreements, the following persons: Kenneth Park and Tom Bannon.

     (ii) At or prior to the Closing, the Landlord (the "Landlord") of 412 Eighth Avenue, New York, NY, shall release the Seller from its existing lease at 412 Eighth Avenue, New York, New York ("Release"). Andy Impagliazzo is an authorized agent of the Landlord to effect the transactions contemplated by this Section 4.2(ii).

    (iii) At or prior to the Closing, the Landlord and the Buyer shall enter into good faith negotiations to enter into a new lease with the Buyer for the office space at 412 Eighth Avenue, New York, New York, which lease shall be mutually acceptable to the Landlord and the Buyer.

     4.3     Closing Documents of Seller. At the Closing, Seller (and the
             ---------------------------
Stockholders and the Landlord, as the case may be) shall deliver or cause to be delivered to Buyer the following:

     (a) all instruments of assignment and bills of sale necessary to transfer to Buyer good and marketable title to the Purchased Assets free and clear of all liens, charges or encumbrances;

     (b)  all documents necessary to transfer domain names;

     (c)  officers certificate required by Section 8.2(c);

     (d)  resolutions of the Board of Directors as required by Section 8.2(d);

     (e)  consent of two thirds of the Stockholders to the transaction; and

     (f) source code (two digital copies and two hard copies) for all Technology Assets.

     4.4     Closing Documents of Buyer.  At the Closing, Buyer shall deliver or
             --------------------------
cause to be delivered to Seller, the following:

     (a)  officers certificate required by Section 8.1(c);
                                                   -

     (b)  resolutions of the Board of Directors as required by Section 8.1(d);
                                                                       -

     (c) Stock Certificates evidencing the 3,000,000 shares of Sharp's Stock to the Seller as contemplated by this Agreement, in form and substance satisfactory to counsel for the Seller; and Warrant agreement evidencing the right to purchase 1,000,000 shares of Sharp's common stock at a purchase price of $.001 per share.

     (d)  Document of the Buyer's assignment of this Agreement, if applicable;
          and

     (e)  All appropriate assumption documents.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                   OF THE SELLER AND THE CONTROL STOCKHOLDERS

     The Seller and Kenneth Park and Tom Bannon (collectively, the "Control or Controlling Stockholders"), jointly and severally represent and warrant to Buyer (and its assignee) as follows:

     5.1     Organization and Capitalization of Seller.  Seller is a corporation
             -----------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and to perform its obligations under this Agreement, is duly qualified or licensed to do business and is in good standing as a foreign corporation in all states or jurisdictions which the conduct of such business requires such qualification and which the failure to be so qualified or licensed would have a material adverse
effect on the business of the Seller.   All of such issued and outstanding
shares of common stock of Seller are duly authorized, validly issued, fully paid and non-assessable.

     5.2     Authorization of Agreement.  Seller has all requisite corporate
             --------------------------
power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action by the Board of Directors of the Seller as of the date hereof and will be duly and validly authorized, adopted and approved by the affirmative vote of not less than two-thirds of the Stockholders of the Seller at a duly called Stockholder meeting of the Seller, all as required by Delaware law prior to the Closing Date, and (b) will not violate its charter or bylaws or any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Seller. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Seller in connection herewith constitute the valid and legally binding obligations of the Seller enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

     5.3     Consents.  No consent of, approval by, order or authorization of,
             --------
or registration, declaration or filing by Seller with any court or any governmental or regulatory agency or authority having jurisdiction over Seller or any of its property or assets or any other person is required on the part of Seller in connection with the consummation of the transactions contemplated by this Agreement, excluding any registration, declaration or filing the failure to effect which would not have a material adverse effect on the financial condition of Seller or the operation of its business after the Closing.

     5.4     Title to Purchased Assets.  The Seller has and will transfer to
             -------------------------
Buyer at Closing good and marketable title to all of the Purchased Assets, which are being sold to Buyer under this Agreement, free and clear of all liens, claims, charges, encumbrances, restrictions or security interests. Seller is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in the Purchased Assets.

     5.5     Material Agreements; Action.  Exhibit 5.5, is an accurate and
             ---------------------------
complete list of all contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which Seller any of its subsidiaries is a party or by which it is bound that involve or relate to: (i) the ownership of the Purchased Assets; or (ii) covenants of Seller or any of its subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Seller or any of its subsidiaries in any line of business or in any geographical area. There have been made available to Buyer and its representatives true and complete copies of all such agreements. To Seller's knowledge all such agreements are in full force and effect and are the legal, valid and binding obligation of Seller or its subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of Seller or any of its subsidiaries is in default under any such agreements nor to the best of its knowledge, is any other party to any such agreements in default thereunder in any respect.

     5.6     Contracts and Leases.  Except for a lease of a Xerox photocopier
             --------------------
and a Dell server, the Seller (i) has no leases of any personal property relating to the Purchased Assets, whether as lessor or lessee; (ii) has no contractual or other obligations relating to the Purchased Assets, whether written or oral; and (iii) has not given any power of attorney to any person or organization for any purpose relating to the Purchased Assets. Exhibit 5.6 sets forth a complete list, including any amendment of each domain name, lease or contract which are part of the Purchased Assets and Intellectual Property to be acquired by Buyer. Seller has furnished Buyer a copy of each contract, lease or other document relating to the Purchased Assets and Intellectual Property to which they are subject or are a party or a beneficiary, which is to be assumed or acquired by Buyer. To Seller's knowledge, such contracts, leases or other documents are valid and in full force and effect according to their terms and each constitutes a legal, valid and binding obligation of Seller and the other respective parties thereto and is enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Seller has no knowledge of any default or breach under such contract, lease or other document or of any pending or threatened claims under any such contract, lease or other document. Neither the signing or execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such contract, lease or other document.

     5.7     Litigation.  Except as disclosed in Exhibit 5.7, there is no suit,
             ----------
claim, arbitration, investigation, action or proceeding entered against, now pending or, to the Seller's knowledge, threatened against the Seller, the Purchased Assets or the Intellectual Property, before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any effect upon the Purchased Assets or the Intellectual Property, nor is there any basis known to Seller for any such action. No litigation is pending, or, to Seller's knowledge, threatened, against Seller, or its assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated hereby or thereby. The Seller is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or which would affect the Purchased Assets.

     5.8     Taxes.  Seller has timely and accurately filed all federal, state,
             -----
foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other
payroll related taxes shown on such returns.   No assessments or notices of
deficiency or other communications have been received by Seller with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return. There is no dispute or claim concerning any tax liability of Seller either claimed or raised by any authority in writing as to which Seller or its directors or officers has knowledge. There are no agreements between Seller and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.

     5.9     Financial Statements and Information.  The financial statements and
             ------------------------------------
information previously given by the Seller to the Buyer are true and correct in all material respects.

     5.10     Conduct of Business.
              -------------------

          (a)     Ordinary Course of Business.  Since January 1, 2002, the
                  ---------------------------
Seller has operated its business in the ordinary course consistent with past practices.

          (b)     No Material Adverse Change.  Since January 1, 2002, there has
                  --------------------------
been no material adverse change in the business or the assets of the Seller

          (c)     Absence of Particular Events.  Since January 1, 2002, the
                  ----------------------------
Seller has not: (i) suffered any damage or destruction adversely affecting the business or involving the assets in an amount in excess of Five Thousand Dollars ($5,000.00); (ii) increased the compensation payable or to become payable to employees of Seller; (iii) incurred any liability or obligation other than in the ordinary course consistent with past practice; (iv) made any change in any method, practice, or principle of accounting involving the business or assets;
(v) paid, loaned, or advanced any material monetary amount or other asset to, or sold, transferred, or leased any asset to, any employee involved in the business except for normal compensation involving salary and benefits; or (vi) agreed to take any action described in this Section 5.10(c).

          (d)     Absence of Joint Ventures, etc.  Seller is not a party to any
                  -------------------------------
joint venture or other similar agreement or arrangement that involves any sharing of profits of its business.

     5.11     Compliance with Laws.  Seller is and at all times prior to the
              --------------------
date hereof has been, in compliance with all statutes, orders, rules, and regulations applicable to it or to the ownership of its assets or the operation of its business, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of Seller, and Seller has no basis to expect to receive, and have not received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation.

     5.12     Intellectual Property.  Seller owns, has good and marketable title
              ---------------------
to, and has full right to use and transfer to Buyer, all of the Purchased Assets free and clear of any liens, mortgages, judgments, or other encumbrances of any kind, and no rights or licenses of any kind respecting the Purchased Assets have been granted to any third party. There are no outstanding or threatened claims of infringement against Seller respecting the use of any of the Purchased Assets in connection with the operations or business of the Seller and the Seller has no knowledge of any trademark, service mark, trade name, assumed name, copyright, patent, trade secret, contractual or other rights of any third party which may be violated or infringed by the use of any of the Purchased Assets.

     5.13     No Default.  Seller is not in default under any term or condition
              ----------
of any instrument evidencing, creating or securing any material indebtedness of Seller, and there has been no default in any material obligation to be performed by Seller under any other agreement to which it is a party or by which it or its assets or properties are bound.

     5.14     Indebtedness.  Seller has delivered to Buyer true and complete
              ------------
copies of all documents related to any indebtedness of the Seller and has made available to Buyer all correspondence concerning the status of the indebtedness.

     5.15     Pending Claims.   There is no claim, suit, action or proceeding,
              --------------
whether judicial, administrative or otherwise, pending or, to the knowledge of the Seller, threatened that would preclude or restrict the performance of this Agreement by Seller.

     5.16     Absence of Change. The Seller has no knowledge of any present or
              -----------------
future condition or state of facts or circumstances that would materially and adversely affect the business of the Seller.

     5.17     Disclosure.  No representation or warranty of Seller or the
              ----------
Control Stockholders contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     5.18     No Brokerage Commission.  No broker or finder has acted for the
              -----------------------
Seller in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Seller.

     5.19     Acquisition of Stock for Investment.  The Seller and the Control
              -----------------------------------
Stockholders understand that the issuance of common stock of the Buyer hereunder
                                                                       ---------
has not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities acts, and Seller represents and warrants to the Buyer that the Seller's and the Control Stockholder's present intention is to receive and hold the common stock of the Buyer for investment only and not with a view to the distribution or resale thereof. The Seller and the Control Stockholders further acknowledge that each of them has had access to information regarding the Buyer and its operations, and that the Seller and the Control Stockholders have such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of an investment in the Buyer. The Seller and the Control Stockholders have had an opportunity to review the following documents of the Buyer: Form 10-KSB for the year ended December 31, 2001, and all subsequent Forms 10-QSB and Forms 8-K up to the date first written above.

     Additionally, the Seller and the Control Stockholders understand that any sale by the Seller or the Control Stockholders of any of the common stock of the Buyer received under this Agreement, will, under current law, require either (a) the registration of the common stock of the Buyer under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and
applicable state securities acts.   Assuming full compliance with the applicable
federal and state securities laws, the Buyer, at the request of the Seller or any person who owns shares of the Seller as of the date of this Agreement (a "Galt Stockholder") , hereby agrees to request the Buyer's legal counsel, at no cost or expense to Seller or any such Galt Stockholder, to render an opinion of counsel that is reasonably acceptable to the Seller or Galt Stockholder, prior to any subsequent transfer of the common stock of the Buyer from the Seller or any such Galt Stockholder, that such transfer will not violate the registration requirements of the federal or state securities acts. The Seller and the Control Stockholders further agree to execute, deliver, furnish or otherwise provide to the Buyer any documents or instruments as may be reasonably necessary or desirable in order to evidence and record the common stock of the Buyer acquired hereby.

     To assist in implementing the above provisions, the Seller and the Control Stockholders hereby consents to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the common stock of the Buyer acquired hereby until the common stock of the Buyer has been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof. The legend shall read substantially as follows:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES HAVE BEENACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

     In addition, the Seller and the Control Stockholders consent to the Buyer placing a "stop transfer notation" in its corporate records concerning the transfer of the common stock of the Buyer acquired by the Seller.

                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES OF
                           KENNETH PARK AND TOM BANNON

      Kenneth Park ("Park") and Tom Bannon ("Bannon"), each a stockholder of the Seller, each severally represent and warrant to Buyer (and its assignee) as follows:

     6.1  Authorization.   Park  and  Bannon  are  persons  of  full age of
          -------------
majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for themselves . All action on the part of Park and Bannon necessary for the authorization, execution, delivery and performance of this Agreement by them has been taken and will be taken prior to Closing. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Park and Bannon enforceable against Park and Bannon in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

     6.2     Disclosure.  No representation or warranty of the Control
             ----------
Stockholders contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     Buyer hereby represents and warrants to the Seller and the Control Stockholders as follows:

     7.1     Organization of Buyer.  Buyer is a corporation duly organized,
             ---------------------
validly existing and in good standing in the laws of the State of Delaware, with full power and authority to carry on the businesses in which it is engaged, to own the properties that it owns currently and will own at the Closing, and to perform its obligations under this Agreement , is duly qualified or licensed to do business and is in good standing as a foreign corporation in all states or jurisdictions which the conduct of such business requires such qualification and which the failure to be so qualified or licensed would have a material adverse effect on the business of Buyer. The authorized capital stock of Buyer consists of 80,000,000 shares of common stock, $.001 par value, of which 13,264,448 shares were validly issued and outstanding as of the date first written above All of such issued and outstanding shares of common stock of Buyer are duly authorized, validly issued, fully paid and non-assessable. The authorized capital stock of Buyer also consists of 20,000,000 shares of preferred stock, $.001 par value, none of which is issued and outstanding.

     7.2     Authorization of Agreement.  Buyer has all requisite corporate
             --------------------------
power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action and (b) will not violate its charter or bylaws or any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Buyer. The Sharp Stock to be issued under this Agreement will, when issued, be duly authorized. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by Buyer in connection herewith constitute the valid and legally binding obligations of Buyer enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

     7.3     Consents.  No consent of, approval by, order or authorization of,
             --------
or registration, declaration or filing by Buyer with any court or any governmental or regulatory agency or authority having jurisdiction over Buyer or any of its property or assets or any other person is required on the part of Buyer in connection with the consummation of the transactions contemplated by this Agreement, excluding any registration, declaration or filing the failure to effect which would not have a material adverse effect on the financial condition of Buyer or the operation of its business after the Closing and except for any filing under the federal or state securities laws.

     7.4     Disclosure.  No representation or warranty of Buyer contained in
             ----------
this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     7.5     Litigation.  Except as set forth in the Buyer's public filings with
             ----------
the Securities and Exchange Commission, no litigation is pending, or, to Buyer's knowledge, threatened, against Buyer, or its assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Buyer or any of its assets or properties.

     7.6     Brokerage Commission.  No broker or finder has acted for Buyer in
             --------------------
connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Buyer.

     7.7     No Default.  Except as set forth in Exhibit 7.7, Buyer is not in
             ----------
material default under any term or condition of any instrument evidencing, creating or securing any material indebtedness of Buyer, and there has been no default in any material obligation to be performed by Buyer under any other agreement to which it is a party or by which it or its assets or properties are bound.

     7.8     Pending Claims.  There is no claim, suit, action or proceeding,
             --------------
whether judicial, administrative or otherwise, pending or, to the best of Buyer's knowledge, threatened that would preclude or restrict the performance of this Agreement by Buyer.

     7.9     SEC Filing Requirements.  The Buyer will use its best efforts to
             -----------------------
comply with its reporting requirements under the Securities Exchange Act of 1934 as amended.

     7.10     Registration Rights.  If the Buyer files  any Registration
              -------------------
Statement ("Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission") on a form under which the Sharp Stock is permitted to be registered and other than on a Form S-4 or S-8 Registration Statement, and subject to the Holder (as defined below) holding shares of Sharp Stock at the time of any such filing (the "Registration Shares"), Buyer shall include in the Registration Statement all of the Registration Shares unless otherwise directed in writing by the Holder. All expenses incident to the Buyer's performance of its obligations under this Section, including without limitation, all registration and filing fees, fees and expenses of compliance with securities and Blue Sky laws, printing expenses, fees and disbursements of the Buyer's counsel, independent certified public accountants, and other persons retained by the Buyer (all such expenses being herein called "Registration Expenses") will be borne by the Buyer. The Seller or the Galt Stockholders shall be responsible for all discounts and commissions relating to the Registration Shares and for the fees and expenses of counsel and other persons engaged by the Seller or the Galt Stockholders.
  As used in the Section "Holder" shall mean and include Seller and each individual Galt Stockholder.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

     8.1     Conditions to the Obligations of Seller.  The obligations of Seller
             ---------------------------------------
and the Stockholders to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, unless waived, in whole or in part, by Seller for purposes of consummating such transaction.

          (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on the Closing Date.

          (b) The Buyer shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with on or prior to the Closing Date.

          (c) The Seller shall have received a certificate, dated the Closing Date and signed by the President of Buyer to the effect set forth in
     Section 8.1(a) and 8.1(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

          (d) The Seller and the Stockholders shall have received corporate resolutions of the Board of Directors of Buyer, certified by an officer of Buyer, which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of or prior to the Closing Date.

          (e) The related transactions as set forth in Section 4.2(i) and 4.2(ii) shall be consummated concurrently with the Closing.

          (f) Seller shall be satisfied that Buyer has paid all of the bulk sales taxes related to this Agreement.

          (g) Buyer shall reasonably satisfy Seller that it will comply with its covenant as set forth in Article IX of this Agreement.

          (h) Seller shall have received the 3,000,000 shares of Sharp Stock issued in the name of the Seller and the Warrant Agreement as set forth in
     Article 4.4(c).

          (i) To the best of Seller's knowledge, no action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against the Buyer.

     8.2     Conditions to the Obligations of the Buyer.  The obligations of
             ------------------------------------------
Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, unless waived, in whole or in part, by the Buyer for purposes of consummating such transaction.

          (a) The representations and warranties of Seller and the Controlling Stockholders set forth herein shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on the Closing Date.

          (b) The Seller and the Controlling Stockholders shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by the Seller or the controlling Stockholders on or prior to the Closing;

          (c) Buyer shall have received a certificate, dated the Closing Date and signed by the President of the Seller to the effect set forth in
     Section 8.2(a) and 8.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

          (d) Buyer shall have received corporate resolutions of the Board of Directors of Seller, certified by an officer of Seller, which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date and Buyer shall have received a certificate, dated the Closing Date and signed by the President of the Seller certifying that this Agreement shall have been adopted and approved by the affirmative vote of not less than two-thirds (2/3) of the stockholders of the Seller at a duly called stockholders meeting of the Seller, all as required by Delaware law not later than February 11, 2003;

          (e) The Buyer shall have received a certificate, dated the Closing Date and signed by each Controlling Stockholder to the effect set forth in
     Section 8.2(a) and 8.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

          (f) The related transactions set forth in Section 4.2(i) and 4.2(ii) shall be consummated concurrently with the Closing; and

          (g) The Seller shall have delivered to Buyer all instruments of assignment and bills of sale necessary to transfer to Buyer good and marketable title to the Purchased Assets;

          (h) To the best of Buyer's knowledge, no action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Seller or the Controlling Stockholders.


                                   ARTICLE IX
                               COVENANT OF SELLER

     To induce the Buyer to proceed with this Agreement, Seller and the Shareholders agree that until the Closing Date or the termination of this Agreement they will not, either individually or collectively, offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of any assets of the Seller. The Seller and the Shareholders hereby agree to advise the Buyer of any contact from any third party regarding the acquisition or other investment in the Seller or of any contact which would relate to the transactions contemplated by the Agreement.


                                    ARTICLE X
                                 INDEMNIFICATION

     10.1     Indemnification from the Seller and the Controlling Stockholders.
              ----------------------------------------------------------------
The Seller and the Controlling Stockholders jointly and severally agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Buyer), and hold Buyer and its officers, directors, shareholders, employees, agents, affiliates, attorneys and assigns harmless at all times after the date of this Agreement, from and against and in respect of, any liability, claim, deficiency, loss, damage, penalty or injury, and all reasonable costs and expenses (including reasonable attorneys' fees and costs of any suit related thereto) suffered or incurred by Buyer arising from (a) any misrepresentation by, or breach of any covenant or warranty of Seller or the Stockholders contained in this Agreement, or any Exhibit, certificate, or other instrument furnished or to be furnished by Seller or the Stockholders hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful) which if true would be such a misrepresentation or breach; (b) any nonfulfillment of any agreement on the part of Seller or the Stockholders under this Agreement, or from any material misrepresentation in or material omission from, any certificate or other instrument furnished or to be furnished to the Buyer hereunder; and (c) any suit, action, proceeding, claim or investigation, pending or threatened against or affecting the Buyer which arises from, which arose from, or which is based upon or pertaining to the Seller's conduct or operation of the business of the Seller or Seller's ownership, possession or use of the Purchased Assets and employment of employees, and any other matter or state of facts relating to the transactions and the Related Transactions contemplated herein existing prior to Closing. The obligations of each Indemnitor under this Section 10.1 shall be limited in an amount equal to the value of the shares of Sharp Stock received by each Indemnitor solely as a result of this transaction and the Buyer shall look solely to those shares, if still owned by the Indemnitors at the time of any claim, and to the proceeds received by the such Indemnitor from the prior sale of any of the Sharp Stock by such Indemnitors (which sales amount shall not be less than the fair market value of the shares as determined by the market price (the average of the bid and ask prices for Sharp common stock in the 5 trading days immediately preceding the dates of any such actual sale) on the date of any such sale), for repayment of any damage suffered by the Buyer as a result of any breach of this provision.

     10.2     Indemnification from Buyer.  Buyer agrees to and shall indemnify,
              --------------------------
defend (with legal counsel reasonably acceptable to the Seller and the Controlling Stockholders) and hold the Controlling Stockholders and the Seller, its officers, directors, shareholders, employees, agents, affiliates and assigns harmless at all times after the date of Closing from and against, and in respect of any liability, claim, deficiency, loss, damage, or injury, and all reasonable costs and expenses (including reasonably attorneys' fees and costs of any suit related thereto) suffered or incurred by Seller or the Stockholders from (a) any misrepresentation by, or breach of any covenant or warranty of,

Buyer contained in this Agreement or any Exhibit, certificate, or other agreement or instrument furnished or to be furnished by Buyer hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful), which if true, would be such a misrepresentation or breach; (b) any nonfulfillment of any agreement on the part of Buyer under this Agreement, or from any misrepresentation in or omission from, any certificate or other agreement or instrument furnished or to be furnished to Seller or the Stockholders hereunder; and (c) any suit, action, proceeding, claim or investigation pending or threatened against or affecting the Seller or the Stockholders which arises from or which is based upon or pertaining to Buyer's conduct or operation of the business of Buyer or Buyer's ownership, possession or use of the Purchased Assets and employment of employees, and any other matter or state of facts relating to the transactions contemplated herein subsequent to Closing. The obligations of the Indemnitors under this Section 10.2 shall be limited in an amount equal to the value of the Sharp Stock as of the date of execution of this Agreement, but not to exceed $300,000. Market value shall mean the average of the bid and ask prices for Sharp common stock in the 5 trading days immediately preceding the dates of closing.

     10.3     Defense of Claims.  If any lawsuit or enforcement action is filed
              -----------------
against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to such indemnified party that this Agreement applies with respect to such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     10.4     Default of Indemnification Obligation.  If an entity or individual
              -------------------------------------
having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual's or entities' absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys' fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1     Notices.  All notices and other communications provided for herein
              -------
shall be in writing and shall be duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

     (a)      If  to  Buyer:

              Sharp Holding Corporation
              Mr. George Sharp, President
              13135 Champions Drive, Suite 100
              Houston, Texas 77060
              fax (713) 960-9100
              With a copy to:

              Robert D. Axelrod
              Axelrod, Smith & Kirshbaum
              5300 Memorial Drive, Suite 700
              Houston, Texas 77007
              Fax: (713) 552-0202

     (b)      If  to  Seller:

              John  Galt  Media,  Inc.
              Kenneth  Park,  President
              412  Eighth  Avenue
              New  York,  NY
              fax:  (212)  967-5199

              With  copies  to:

              Barry  Tuminello
              Long,  Tuminello,  Besso,  Seligman,  Quinlan  &  Werner
              120 Fourth Avenue
              Bayshore,  New  York  11706
              Fax:  (631)  666-8401

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, sent certified mail, return receipt requested, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     11.2     Assignment.  Neither  the  Seller nor the Controlling Stockholders
              ----------
shall assign any of the rights, interests or obligations hereunder without the prior written consent of the other parties. Sharp Holding Corporation may assign this Agreement to any entity in which it owns 100% of the equity; provided that Sharp Holding Corporation simultaneously issues a guarantee of all of the assignee's obligation under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns.

     11.3     Counterparts.  This  Agreement  may  be  executed in any number of
              ------------
counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

     11.4     Section  Headings.  The  section  headings  contained  in  this
              -----------------
Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.5     Entire  Agreement;  Amendment.  Except  for  the  Letter Agreement
              -----------------------------
dated November 15, 2002, between the Seller and the Buyer and the Letter Agreement dated October 31, 2002, between the Seller and the Buyer which Letter Agreements shall remain in full force and effect, this Agreement, the documents to be executed hereunder and the exhibits attached hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. All of the exhibits referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.

     11.6     Survival.  All warranties and representations herein shall survive
              --------
the Closing and shall be true and correct as of the date hereof. The respective representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing for the maximum period allowed by law.

     11.7     Public  Announcements.  The  parties  hereto  agree  that prior to
              ---------------------
making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and use their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

     11.8     Validity.  The  invalidity or unenforceability of any provision of
              --------
this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     11.9     Waiver.  No  waiver by any party of any default or non-performance
              ------
shall be deemed a waiver of any subsequent default or non-performance, and no waiver of any kind shall be effective unless set forth in writing and signed by the party against whom such waiver is to be charged.

     11.10     Further  Assurances.  Each  party covenants that at any time, and
               -------------------
from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     11.11     Exhibits  Not  Attached.  Any exhibits not attached hereto on the
               -----------------------
date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

     11.12     Expenses.  All  expenses  incurred  by  the  parties  hereto  in
               --------
connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, shall be borne solely and entirely by the party which has incurred the same.

     11.13     Attorneys'  Review.  In  connection  with  the  negotiation  and
               ------------------
drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice.

     11.14     Gender.  All  personal  pronouns  used  in  this  Agreement shall
               ------
include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever appropriate.

     11.15     Jurisdiction  and  Process.  This Agreement shall be governed by,
               --------------------------
and its provisions construed to be in compliance with, the laws of the State of Texas. The parties agree that venue for purposes of construing or enforcing this Agreement shall be proper in Harris County, Texas.

                       [[[SIGNATURES ON FOLLOWING PAGE]]]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                      BUYER:

                                      SHARP  HOLDING  CORPORATION


                                      By: ______________________________________
                                           /s/George  Sharp,  President


                                      SELLER:

                                      JOHN  GALT  MEDIA,  INC.


                                      /s/  Kenneth  Park,  President


                                      THE  STOCKHOLDERS:

                                      _______________________________
                                      /s/  Kenneth  Park

                                      _______________________________
                                      /s/  Tom  Bannon